UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2008

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 13, 2008, R&G Financial Corporation (the “Company”) announced in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, that the Securities and Exchange Commission (the “SEC”) approved a final settlement with the Company, which resolves the SEC’s investigation of the Company in connection with its previously announced restatement of its financial statements.

Under the settlement approved by the SEC, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The SEC did not impose a financial penalty in connection with this settlement. The Company has consented to the entry of a final judgment to implement the terms of the agreement. The United States District Court for the Southern District of New York must consent to the entry of the final judgment in order to consummate the settlement.

The foregoing description of the terms of the settlement does not purport to be complete and is qualified in its entirety by reference to the Consent of R&G Financial Corporation and the Form of Final Judgment as to Defendant R&G Financial Corporation, copies of which are attached hereto as Exhibits 99.2 and 99.3 respectively, and are incorporated by reference herein.

Item 9.01	Exhibits.

99.1	Press Release of February 13, 2008.

99.2	Consent of R&G Financial Corporation.

99.3	Form of Final Judgment as to Defendant R&G Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: February 13, 2008

	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer